CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm as the auditor to the predecessor fund under the caption “Financial Highlights” in the Prospectuses of Invesco Van Kampen V.I. Capital Growth Fund, Invesco Van Kampen V.I. Comstock Fund, Invesco Van Kampen V.I. Growth and Income Fund, and Invesco Van Kampen V.I. Mid Cap Growth Fund, in this Post-Effective Amendment No. 54 to the Registration Statement (Form N-1A No. 33-57340) of AIM Variable Insurance Funds (Invesco Variable Insurance Funds).
ERNST & YOUNG LLP
Chicago, Illinois
April 25, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm as the auditor to the predecessor fund under the caption “Financial Highlights” in the Prospectuses of Invesco Van Kampen V.I. Equity and Income Fund, Invesco Van Kampen V.I. Global Value Equity Fund, and Invesco Van Kampen V.I. Mid Cap Value Fund, in this Post-Effective Amendment No. 54 to the Registration Statement (Form N-1A No. 33-57340) of AIM Variable Insurance Funds (Invesco Variable Insurance Funds).

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2011